UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 3, 2008, the Compensation and Stock Option Committee of the Board of Directors of Boyd Gaming Corporation (the "Company") and the Board of Directors of the Company adopted: (i) an amendment to the existing Amended and Restated Boyd Gaming Corporation Deferred Compensation Plan for the Board of Directors and Key Employees (the "Prior Plan"); and (ii) a new Boyd Gaming Corporation Deferred Compensation Plan (the "New Plan"). The purpose of the amendment to the Prior Plan and the adoption of New Plan is to conform with the requirements of Section 409A of the Internal Revenue Code and its related regulations governing deferred compensation arrangements (collectively, "Section 409A"). The amendment to the Prior Plan includes provisions designed to ensure grandfathered status of the Amended and Restated Boyd Gaming Corporation Deferred Compensation Plan for the Board of Directors and Key Employees under Section 409A. The New Plan is substantially similar to the Prior Plan, but it includes revisions intended to comply with Section 409A. The New Plan applies to all compensation deferred on or after January 1, 2005 and any earnings on those deferrals. The New Plan includes revised definitions required by Section 409A, as well as provisions containing Section 409A limitations with respect to deferral elections, investment provisions, distributions, and plan amendments or termination.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008	Boyd Gaming Corporation

/s/ Josh Hirsberg Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer